SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 7, 2017

(Date of earliest event reported)

SALLY BEAUTY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33145	36-2257936
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation)		Identification Number)

3001 Colorado Boulevard

Denton, Texas 76210

(Address of principal executive offices)

(940) 898-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Carrie S. McDermott as President of Sally Beauty Supply

On August 7, 2017, the Board of Directors (the “Board”) of Sally Beauty Holdings, Inc. (the “Company”) appointed Ms. Carrie S. McDermott as President of Sally Beauty Supply LLC, one of the Company’s two business units, effective August 29, 2017.  Prior to Ms. McDermott’s appointment, the position of President of Sally Beauty Supply LLC had been vacant since May 1, 2017.

In connection with Ms. McDermott’s appointment as an executive officer of the Company, the Compensation Committee of the Board has approved an annual base salary for Ms. McDermott of $585,000 and a sign-on bonus of $75,000.  In addition, Ms. McDermott’s target annual bonus under the Company’s Annual Incentive Plan will be 60% of her base salary, with the amount of such bonus to be determined based on the achievement of performance metrics to be approved by the Compensation Committee for fiscal year 2018.  Ms. McDermott also will receive an initial equity grant having an aggregate grant date fair value of $800,000, currently expected to be granted in November 2017 at the same time that the Company makes its regular equity awards to other eligible employees.  Ms. McDermott has also entered into the Company’s standard form of change-in-control severance agreement for executive officers, which provides for, among other benefits, (a) a lump sum payment due to Ms. McDermott upon termination of employment (except for certain non-qualifying terminations, including termination for cause) following certain change-in-control transactions, in the amount of 1.99 times her annual base salary plus 1.99 times her average bonus over the previous five fiscal years of the Company and (b) for a period of 24 months following such termination, the continuation of all policies of medical, accident, disability and life insurance with respect to Ms. McDermott and her dependents with the same level of coverage as provided by the Company prior to such termination, subject to certain other terms and conditions.

Prior to her appointment at Sally Beauty Supply LLC, Ms. McDermott, age 52, held various executive leadership roles at DSW Inc., a publicly-traded footwear retailer, including Senior Vice President, Stores from 2007-2011, Executive Vice President, Sales and Operations from 2011-2015, and culminating in her service as Chief Operating Officer from 2015 to 2016.  Prior to joining DSW, Ms. McDermott served as President and Chief Executive Officer of Cooper’s Inc., a retailer, from 2002 to 2005 and in various roles for The Gap, Inc., a national fashion retailer, from 1997-2002, including service as Vice President, Central Zone from 2000-2002.

With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Ms. McDermott and any director or executive officer of the Company. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Ms. McDermott and the Company that would be required to be reported.

Item 9.01.  Financial Statement and Exhibits

(d)           See exhibit index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALLY BEAUTY HOLDINGS, INC.

August 8, 2017	By:	/s/ Matthew O. Haltom
Name: Matthew O. Haltom
Title: Senior Vice President, General Counsel and Secretary

EXIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	News release announcing the appointment of the President of Sally Beauty Supply LLC on August 8, 2017